Exhibit 99.6

Consent to be Named as a Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 of Securitize Holdings, Inc. (the “Registrant”), and all amendment or supplements thereto (the “Registration Statement”), as a nominee to the board of directors of the Registrant, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Brett Wilson Redfearn
Brett Wilson Redfearn

Date: April 10, 2026